                                                                      EXHIBIT 25

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                       __________________________________
                                    FORM T-1

                         STATEMENT OF ELIGIBILITY UNDER
                      THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       __________________________________

                FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)


                      NOT APPLICABLE                                 94-3160100
(Jurisdiction of incorporation or                            (I.R.S. Employer
organization if not a U.S. National Bank)                    Identification No.)


        1 CALIFORNIA  STREET, SUITE 400
        SAN FRANCISCO, CALIFORNIA                                        94111
(Address of principal executive offices)                              (Zip code)

                       _________________________________

                          J. C. PENNEY COMPANY, INC.
              (Exact name of obligor as specified in its charter)

                    DELAWARE                                      13-5583779
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

              6501 LEGACY DRIVE
                 PLANO, TEXAS                                         75024-3698
(Address of principal executive offices)                              (Zip code)

                      __________________________________

                                DEBT SECURITIES
                      (Title of the indenture securities)

       1.     GENERAL INFORMATION   Furnish the following information as to
              the Trustee.

              (a)   Name and address of each examining or supervising authority to which it is subject.

                           Comptroller of the Currency
                           Washington, D.C.

              (b)   Whether it is authorized to exercise corporate trust
                           powers.

                           Yes

       2.     AFFILIATIONS WITH THE OBLIGOR   If the obligor is an affiliate of
              the Trustee, describe each such affiliation.

                           None


              Items 3-15 are not applicable because to the best of the
                    Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

      16.     LIST OF EXHIBITS   List below all exhibits filed as a part
                    of this statement of eligibility.

              Each of the exhibits listed below, other than Exhibit 6 and 7, are filed with Securities and Exchange Commission as exhibits to Statement of Eligibility under the Trust Indenture Act of 1939, as amended, in connection with the Registration Statement of Potlatch Corporation, File No. 33-50826, under the same exhibit number and are incorporated herein by reference.

              1.    Copy of Articles of Association.

              2.    Copy of  Certificate of Authority to Commence Business.

              3.    Authorization of the Trustee to exercise corporate trust
                           powers (included in Exhibits 1 and 2; no separate instrument).

              4.    Copy of existing By-Laws.

              5.    Copy of each Indenture referred to in Item 4.  N/A.

              6.    The consents of the Trustee required by Section 321 (b) of the Act.

              7.    Copy of the latest report of condition of the Trustee
                           published pursuant to law or the requirements of its supervising or examining authority.

                                   SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, First Trust of California, National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, on the 26th day of June, 1996.

                            FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION



[SEAL]

                                        /s/ Gretchen L. Middents
                                        ------------------------
                                        Gretchen L. Middents
                                        Assistant Vice President


/s/ William W. MacMillan
- ------------------------
William W. MacMillan
Assistant Secretary

                                   EXHIBIT 6

                                    CONSENT

       In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:        June 26, 1996


                            FIRST TRUST OF CALIFORNIA, NATIONAL ASSOCIATION


                                        /s/ Gretchen L. Middents
                                        ------------------------
                                        Gretchen L. Middents
                                        Assistant Vice President

FIRST TRUST OF CALIFORNIA, N.A.    Call Date: 03/31/96  ST-BK:61431   FFIEC  033
101 CALIFORNIA STREET, SUITE 1150 VENDOR ID: D          CERT: 33626   PAGE RC-1
SAN FRANCISCO, CA 94111

Transit Number:  91000020


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1996

All schedules are to reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet


                                                                                                                   C200<-

                                                                                              Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------
ASSETS
                                                                                                 <
 1. Cash and balances due from  depository institutions (from schedule RC-A):        RCON
                                                                                     ----
     a. Noninterest-bearing balances and currency and coin (1)____________________   0081. .        46,512         1.a
     b. Interest-bearing balances (2)_____________________________________________   0071. .             0         1.b
 2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)________________   1754. .             0         2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)______________   1773. .         3,916         2.b
 3. Federal funds sold and securities purchased under agreements to resell:
    a. Federal funds sold_________________________________________________________   0276. .             0         3.a
    b. Securities purchased under agreements to resell____________________________   0277. .             0         3.b
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income             RCON
                                                            ----
       (from Schedule RC-C)______________________           2122 .  .        0       .  .  .  .  .  .             4.a
    b. LESS: Allowance for loan and lease losses_____       3123 .  .        0       .  .  .  .  .  .             4.b
    c. LESS: Allocated transfer risk reserve__________      3128 .  .        0       .  .  .  .  .  .             4.c
    d. Loans and leases, net of unearned income,
        allowance, and reserve (item 4.a minus 4.b and 4.c)_______________________   2125. .             0        4.d
 5. Trading assets________________________________________________________________   3545. .             0        5.
 6. Premises and fixed assets (including capitalized leases)_____________________    2145. .           430        6.
 7. Other real estate owned (from Schedule RC-M)_________________________________    2150. .             0        7.
 8. Investments in unconsolidated subsidiaries and associated companies (from
    Schedule RC-M)_______________________________________________________________    2130. .             0        8.
 9. Customers' liability to this bank on acceptances outstanding_________________    2155. .             0        9.
10. Intangible assets (from Schedule RC-M)_______________________________________    2143. .        85,164        10.
11. Other assets (from Schedule RC-F)____________________________________________    2160. .         8,501        11.
12 Total assets (sum of items 1 through 11)______________________________________    2170. .       144,523        12.
- -----------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

                                                                                              Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits:
     a. In domestic offices (sum of totals of                                RCON
                                                                             ----
        columns A and C from Schedule RC-E)_________________________________ 2200. .         0            13.a
                                                            RCON
                                                            ----
        (1) Noninterest-bearing (1)_______________________  6631. .     0              .  .  .            13.a.1
        (2) Interest-bearing______________________________  6636. .     0              .  .  .            13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBF's______           .  .  .
        (1) Noninterest-bearing_____________________________________________           .  .  .
        (2) Interest-bearing________________________________________________           .  .  .
14. Federal funds purchased and securities sold under agreements to repurchase:
    a. Federal funds purchased______________________________________________  0278. .         0           14.a
    b. Securities sold under agreements to repurchase_______________________  0279. .         0           14.b
15. a. Demand Notes issued to the U.S. Treasury_____________________________  2840. .         0           15.a
    b. Trading liabilities__________________________________________________  3548. .         0           15.b
16. Other borrowed money:
    a. With a remaining maturity of one year or less________________________  2332. .       345           16.a
    b. With a remaining maturity of more than one year______________________  2333. .         0           16.b
17. Mortgage indebtedness and obligations under capitalized leases__________  2910. .         0           17.
18. Bank's liability on acceptances executed and outstanding________________  2920. .         0           18.
19. Subordinated notes and debentures_______________________________________  3200. .         0           19.
20. Other liabilities (from Schedule RC-G)__________________________________  2930. .    21,441           20.
21. Total liabilities (sum of items 13 through 20) _________________________  2948. .    21,786           21.

22. Limited-life preferred stock and related surplus________________________  3282. .         0           22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus___________________________  3838. .         0           23.
24. Common stock____________________________________________________________  3230. .     1,000           24.
25. Surplus(exclude all surplus related to preferred stock)_________________  3839. .   126,260           25.
26. a. Undivided profits and capital reserve________________________________  3632. .    (4,523)          26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities 8434. .         0           26.b
27. Cumulative foreign currency translation adjustments                                 .  .  .           27.
28. Total equity capital (sum of items 23 through 27)_______________________  3210      122,737           28.
29. Total liabilities, limited-life preferred stock, and equity capital (sum
    of items 21, 22, and 28)________________________________________________  3300. .   144,523           29.

Memorandum

To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during
    1995____________________________________________________________________  6724. .         2           M.1


1 = Independent audit of the bank conducted in accordance         4 = Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified        external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank        authority)
2 = Independent audit of the bank's parent holding company        5 = Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing         auditors
     standards by a certified public accounting firm which        6 = Compilation of the bank's financial statements by
     submits a report on the consolidated holding company (but        external auditors
     not on the bank separately)                                  7 = Other audit procedures (excluding tax preparation work)
3 = Directors' examination of the bank conducted in accordance    8 = No external audit work
     with generally accepted auditing standards by a certified
     public accounting firm (may be required by state charter-
     ing authority)

#
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.